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                                                                    Exhibit 21.1

Subsidiaries of Western Gas Resources, Inc.

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Name of Subsidiary                                Relationship
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
1)   MIGC, Inc.                                   Wholly-owned subsidiary of Western Gas Resources, Inc.

2)   MGTC, Inc.                                   Wholly-owned subsidiary of MIGC, Inc.

3)   Western Gas Resources - Texas, Inc.          Wholly-owned subsidiary of Western Gas Resources, Inc.

4)   Mountain Gas Resources, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

5)   Western Power Services, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

6)   Pinnacle Gas Treating, Inc.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

7)   WGR Canada, Inc.                             Wholly-owned subsidiary of Western Gas Resources, Inc.

8)   Lance Oil & Gas Company, Inc.                Wholly-owned subsidiary of Western Gas Resources, Inc.

9)   Mountain Gas Transportation, Inc.            Wholly-owned subsidiary of Mountain Gas Resources, Inc.

10)  Western Gas Wyoming, L.L.C.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

11)  Western Gas Resources - Westana, Inc.        Wholly-owned subsidiary of Western Gas Resources, Inc.
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